Exhibit 4.1

AEROHIVE NETWORKS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Fourth Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of August 23, 2012, by and among Aerohive Networks, Inc., a Delaware corporation (the “Company”), and the individuals and entities listed on Exhibit A attached hereto (each, a “Investor,” and collectively, the “Investors”).

RECITALS

A. The Company and certain of the Investors desire to enter into a Series E Preferred Stock Purchase Agreement, dated as of the date hereof, as may be amended from time to time (the “Series E Purchase Agreement”), pursuant to which such Investors will purchase shares of the Company’s Series E Preferred Stock (the “Series E Shares”).

B. Pursuant to the Series E Purchase Agreement, it is a condition to the closing (the “Closing”) of the transactions contemplated by the Series E Purchase Agreement that the parties hereto enter into this Agreement.

C. The Company and the Investors all desire that the transactions contemplated by the Series E Purchase Agreement be consummated.

D. The Company and certain of the Investors (the “Existing Investors”) entered into the Third Amended and Restated Investors’ Rights Agreement, dated March 14, 2011 (the “Prior Agreement”).

E. Pursuant to Section 4.2 of the Prior Agreement, the Prior Agreement may be amended with the written consent of the Company and the Investors (as defined in the Prior Agreement) holding a majority of the outstanding Registrable Securities (as defined in the Prior Agreement).

F. The Investors (as defined in the Prior Agreement) executing this Agreement hold sufficient amounts of Registrable Securities to amend the Prior Agreement, and the parties hereto wish to terminate the Prior Agreement and further desire that this Agreement supersede and replace the Prior Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Covenants of the Company and the Investors.

1.1 Financial Information; Inspection Rights.

(a) Financial Information. The Company will mail the following reports (in accordance with the provisions set forth in Section 4.7 hereof) to each Investor who, together with its affiliates, related individuals or entities, continues to hold at least 600,000 shares of Preferred Stock (as defined below) and/or Conversion Stock (as defined below) (appropriately adjusted for Recapitalizations (as defined below)).

(i) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, annual consolidated financial statements (including a balance sheet, income statement and cash flow statement) of the Company and its subsidiaries for or as of the end of such fiscal year, prepared in accordance with International Accounting Standards and audited and certified by an accounting firm that is acceptable to Investors holding a majority of the outstanding shares of Preferred Stock.

(ii) As soon as practicable, and in any event within forty-five (45) days, after the end of each quarterly accounting period in each fiscal year of the Company, unaudited quarterly consolidated financial statements (including a balance sheet, income statement and cash flow statement) of the Company.

(iii) As soon as practicable, and in any event within thirty (30) days, after the end of each month, unaudited monthly consolidated financial statements (including a balance sheet, income statement and cash flow statement) of the Company.

(iv) As soon as practicable, and in any event at least thirty (30) days prior to the beginning of each fiscal year, an annual consolidated budget for such fiscal year.

(b) Inspection Rights. The Company will afford to each Investor who, with its affiliates, related individuals or entities, continues to hold at least 600,000 shares of Preferred Stock and/or Conversion Stock (appropriately adjusted for Recapitalizations), and to such Investor’s accountants, counsel and other representatives acceptable to the Company, reasonable access during normal business hours to all of the Company’s respective properties, books and records. Each such Investor shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where the Company has determined in good faith that to do so would violate confidentiality obligations to those parties. Investors may exercise their rights under this Section 1.1(b) only for purposes reasonably related to their interests under this Agreement and related agreements.

(c) For purposes of determining the minimum holdings pursuant to this Section 1.1, any Investor which is a partnership shall be deemed to hold any shares of Preferred Stock originally purchased by such Investor and subsequently distributed to partners of such Investor, but which have not been resold by such partners. If the partnership is still in existence, the Company may satisfy any obligation to distribute reports to individual partners of the partnership by delivering a single copy of each report to the partnership as agent for the constituent partners.

(d) The Investors’ rights under this Section 1.1 may be assigned to (i) a transferee or assignee who after such assignment holds at least 600,000 shares of Registrable Securities (appropriately adjusted for Recapitalizations), (ii) any partner or retired partner of any such Investor which is a partnership (or any member or retired member of any such Investor which is a limited liability company), (iii) any entity or fund (United States based or non-United States based) which controls, is controlled by or is under common control with any such Investor, or (iv) any family member or trust for the benefit of any such Investor which is an individual, provided in each case that: (A) such transfer may otherwise be effected in accordance with applicable securities laws, (B) the Company is given prompt notice of the transfer, and (C) such assignee or transferee agrees to be bound by the terms of this Agreement.

1.2 Directors and Officers Indemnification.

For so long as a director designated by any of the Investors is a member of the Board of Directors of the Company (the “Board”), the Certificate (as defined below) and Bylaws of the Company shall provide for the indemnification of directors and officers to the maximum extent permitted by Delaware law.

1.3 Employee Shares.

Unless otherwise expressly approved by the Board, including either (i) the affirmative vote or consent of two (2) Preferred Directors (as defined in the Certificate) or (ii) the affirmative vote or consent of holders of at least a majority of the then outstanding shares of Preferred Stock (voting together as a single class and on an as-converted basis), all future employees of the Company who shall purchase, or receive options to purchase, shares of Common Stock after the Closing shall be required to execute stock purchase or option agreements providing for: (A) vesting of shares over a four (4) year period with the first twenty-five percent (25%) of such shares vesting upon such employee’s completion of twelve (12) months of continued employment or services, and one forty-eighth (1/48th) of such shares vesting monthly over the next thirty-six (36) months of continued employment or services thereafter (with acceleration of vesting in accordance with the terms and conditions of the Company’s 2006 Global Share Plan (the “Plan”) if such stock purchase or option agreement is issued under the Plan); and (B) a 180-day lockup period in connection with the IPO (as defined below). In addition, the Company shall retain a right of first refusal on transfers until its IPO and the right to repurchase unvested shares at the lower of the original purchase price of such shares (i.e., at cost) or the fair market value of such shares at the time the Company exercises its right to repurchase.

1.4 Founder and Key Employee Stock.

Unless otherwise expressly approved by the Board, including the consent of two (2) Preferred Directors, all shares held by and options to purchase shares of Common Stock granted to (a) Changming Liu and Gang Zhu (the “Founders”) shall be subject to the same vesting schedule and Company right of first refusal and right to repurchase as set forth in Section 1.3 above; provided, however, that such shares and options shall be subject to “double trigger vesting acceleration” in the form set forth in the Stock Restriction Agreements as in effect on the date hereof between the Company and each Founder, and (b) David Flynn (the “Key Employee”) shall be subject to the vesting schedule, Company right of first refusal and right to repurchase and the acceleration provisions as set forth in the applicable forms of option agreements approved by the Board for such Key Employee on February 15, 2007.

1.5 Founders’ Compensation.

The compensation arrangements and terms of employment of the Founders shall be approved by the Board, such approval to include the consent of two (2) Preferred Directors.

1.6 Confidential Information and Invention Assignment Agreements.

The Company shall cause each officer, employee and consultant of the Company and each of its direct and indirect subsidiaries to enter into a form of confidential information and invention assignment agreement acceptable to holders of a majority of the outstanding shares of Preferred Stock.

1.7 Control of Subsidiaries.

The Company shall institute and shall keep in place arrangements reasonably satisfactory to at least a majority of the members of the Board, including two (2) of the Preferred Directors, such that the Company (i) will control the operations of any direct or indirect subsidiary of, or entity controlled by, the Company, and (ii) will be permitted to properly consolidate the financial results of any direct or indirect subsidiary in the consolidated financial statements for the Company. The composition of the board of directors of each subsidiary of, or entity controlled by, the Company, whether now in existence or formed in the future, shall be reasonably acceptable to at least a majority of the members of the Board, including two (2) of the Preferred Directors. The Company shall, and shall cause any subsidiaries or entities it controls, to comply with the Company’s policy on the U.S. Foreign Corrupt Practices Act, as amended. The Company shall take all necessary actions to maintain any direct or indirect subsidiary or entity controlled by the Company, whether now in existence of formed in the future, as is necessary to conduct the Company’s business as conducted or as proposed to be conducted. The Company shall use commercially reasonable efforts to cause each direct or indirect subsidiary of, or entity controlled by, the Company whether now in existence or formed in the future, to comply in all material respects with all applicable laws, rules and regulations.

1.8 Observer Rights.

(a) For so long as the group of purchasers of shares of Series B Preferred Stock of the Company (the “Series B Shares”) affiliated with KPCB Holdings, Inc. (the “Kleiner Perkins Investors”) pursuant to the Series B Preferred Stock Purchase Agreement dated July 13, 2007, as amended (the “Series B Purchase Agreement”), hold, in the aggregate, at least thirty percent (30%) of the aggregate number of Series B Shares (as adjusted for Recapitalizations, as defined in the Certificate) initially issued to the Kleiner Perkins Investors, the Company shall invite a representative of the Kleiner Perkins Investors to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided however, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Company determines, upon consultation with counsel, as appropriate, that (i) access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel; (ii) access to such information or attendance at such meeting could result in disclosure of trade secrets to the Kleiner Perkins Investors or their representative; or (iii) access to such information or attendance at such meeting could result in a material conflict of interest between the Kleiner Perkins Investors or their representative and the Company. The Kleiner Perkins Investors agree, and any representative of the Kleiner Perkins Investors will agree, to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to them or learned by them in connection with their rights hereunder, except to the extent otherwise required by law and any other regulatory process to which the Kleiner Perkins Investors are subject.

(b) For so long as the group of purchasers of shares of Series E Preferred Stock of the Company affiliated with Institutional Venture Partners XIII, L.P. (the “IVP Investors”) pursuant to the Series E Preferred Stock Purchase Agreement, hold, in the aggregate, at least thirty percent (30%) of the aggregate number of Series E Shares (as adjusted for Recapitalizations, as defined in the Certificate) initially issued to the IVP Investors, the Company shall invite a representative of the IVP Investors to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided however, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Company determines, upon consultation with counsel, as appropriate, that (i) access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel; (ii) access to such information or attendance at such meeting could result in disclosure of trade secrets to the IVP Investors or their representative; or (iii) access to such information or attendance at such meeting could result in a material conflict of interest between the IVP Investors or their representative and the Company. The IVP Investors agree, and any representative of the IVP Investors will agree, to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to them or learned by them in connection with their rights hereunder, except to the extent otherwise required by law and any other regulatory process to which the IVP Investors are subject.

1.9 Termination of Covenants.

The covenants set forth in Sections 1.1 to 1.8 shall terminate and be of no further force or effect immediately prior to the earliest of: (i) closing of the IPO; (ii) with respect to Section 1.1, the date on which the Company is required to file reports with the Commission (as defined below) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whichever event shall first occur; or (iii) the effectiveness of a Liquidation Event (as defined in the Certificate); notwithstanding any other provision herein, the covenant set forth in Section 1.8(a) shall terminate immediately upon the election to the Board of a nominee designated by KPCB Holdings, Inc. or its affiliate pursuant to the Fifth Amended and Restated Voting Agreement, dated as of the date hereof, among the Company, the Investors, the Founders and certain other stockholders of the Company named therein.

2. Registration Rights.

2.1 Restrictions on Transferability.

The Preferred Stock and the Restricted Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act (as defined below). Each holder of Preferred Stock and Restricted Securities will cause any proposed purchaser, assignee, transferee or pledgee of any such shares held by such holder to agree in writing to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

2.2 Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Certificate” means the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended from time to time.

(b) “Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Common Stock” shall mean common stock of the Company.

(d) “Conversion Stock” means the Common Stock issued or issuable pursuant to conversion of Preferred Stock.

(e) “Eligible Investors” shall mean Investors who or which, along with the Investors’ affiliates, related individuals or entities, at the time in question, hold at least 600,000 shares of Preferred Stock and/or Conversion Stock (as adjusted for Recapitalizations).

(f) “Holder” shall mean (i) any Investor holding Registrable Securities, and (ii) any person holding Registrable Securities to whom the rights under this Section 2 have been transferred in accordance with Section 2.13 hereof; provided, however, that for purposes of this Agreement, a holder of Preferred Stock shall be deemed to be a Holder of the Registrable Securities issuable upon conversion of such Preferred Stock, as the case may be, and that Holders of Registrable Securities shall not be required by this Agreement to convert their Preferred Stock into Common Stock in order to exercise registration rights hereunder, until immediately prior to the closing of the relevant offering to which the registration relates.

(g) “Initiating Holders” shall mean any Holders who in the aggregate hold at least twenty-five percent (25%) of the then outstanding Registrable Securities.

(h) “IPO” shall mean the Company’s first firm commitment underwritten public offering of any of its securities to the general public pursuant to (i) a registration statement filed under the Securities Act which has been declared effective by the Commission, or (ii) the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed on an internationally-recognized securities exchange.

(i) “Preferred Stock” shall mean the Company’s Series A Preferred Stock, the Series B Shares, the Company’s Series C Preferred Stock, the Company’s Series D Preferred Stock and Series E Shares of the Company.

(j) “Qualified Offering” shall mean the Company’s sale of its Common Stock or other securities pursuant to a registration statement filed under the Securities Act which has been declared effective by the Commission (or securities laws applicable to an offering of securities in another jurisdiction) that results in gross cash proceeds to the Company of at least US$30,000,000 (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a transaction under Rule 145 promulgated under the Securities Act (“Rule 145”)).

(k) “Recapitalizations” shall mean any stock dividend, stock split, share combination or consolidation, subdivision, reorganization, recapitalization, reclassification or other similar event in relation to the stock of the Company.

(l) “Registrable Securities” means the Conversion Stock and any Common Stock of the Company issued or issuable in respect of such Conversion Stock upon Recapitalizations or any Common Stock otherwise issuable with respect to such Conversion Stock, including all shares of Common Stock of the Company issued or issuable upon conversion of any Preferred Stock issued or issuable upon exercise of any Preferred Stock Purchase Warrant, as any such warrant may be hereafter amended from time to time, issued in connection with that certain Loan and Security Agreement by and between the Company and TriplePoint Capital LLC dated March 27, 2008; provided, however, that shares of Common Stock shall only be treated as Registrable Securities if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold or are available for sale in a single sale in the opinion of counsel for the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

(m) “Registrable Securities then outstanding” (and similar expressions herein) shall mean the number of shares of Common Stock that are Registrable Securities that are then (A) issued and outstanding, or (B) issuable pursuant to the conversion of then outstanding Preferred Stock.

(n) The terms “register,” “registered” and “registration” refer to (i) a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, or (ii) in the context of a public offering in a jurisdiction other than the United States, a registration, qualification or filing under the applicable securities laws of such other jurisdiction.

(o) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.5, 2.6 and 2.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the reasonable fees and disbursements of one counsel for all Holders (not to exceed US$40,000), but excluding Selling Expenses.

(p) “Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 2.3 hereof.

(q) “Securities Act” shall mean the United States Securities Act of 1933, as amended.

(r) “Selling Expenses” shall mean all underwriting discounts, selling commissions and share transfer taxes applicable to the securities registered by the Holders and, except as included in the definition of Registration Expenses above, all fees and disbursements of counsel for any Holder.

2.3 Restrictive Legend.

Each certificate representing (i) Preferred Stock, (ii) Registrable Securities, and (iii) any other securities issued in respect of the Preferred Stock or the Conversion Stock upon any Recapitalization, merger, or similar event, shall (unless otherwise permitted by the provisions of Section 2.4 below) be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend required under applicable federal, state, local or non-United States law):

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR (B) PURSUANT TO RULE 144, OR (C) IN THE OPINION OF THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

(b) “THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP PERIOD FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE ACT, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.”

Each Investor and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Stock or the Registrable Securities in order to implement the restrictions on transfer established in this Section 2.

2.4 Notice of Proposed Transfers.

The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Restricted Securities by the holder to any of its partners, members, or retired partners or members, or to the estate of any of its partners or members or retired partners or members, (iii) in transactions in compliance with Rule 144 promulgated under the Securities Act (“Rule 144”), or (iv) transfers to any entity or fund (United States based or non-United States based) which controls, is controlled by or is under common control with such holder), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and if reasonably requested by the Company, shall be accompanied, at such holder’s expense, by either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The transferees shall be bound by the obligations of the transferor in this Agreement and other shareholder agreements, including the Market Standoff (as defined in Section 2.14) below. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legends set forth in Section 2.3 above, except that such certificate shall not bear such restrictive legends if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

2.5 Requested Registration.

(a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with an anticipated aggregate offering price of at least US$10,000,000.00, the Company will:

(i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(2) Prior to the earlier of (A) the five (5) year anniversary of the date of this Agreement or (B) six (6) months after the effective date of the IPO in the jurisdiction in which the Initiating Holders have requested such registration be effected;

(3) In any jurisdiction other than (A) the jurisdiction(s) in which the Company has already effected a registered public offering of its equity securities, or (B) if either (i) the Initiating Holders are precluded from exercising their rights under this Section 2.5 by reason of Section 2.5(a)(ii)(7), or (ii) the Company has not effected a registered public offering of its equity securities in any jurisdiction, the United States;

(4) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date six (6) months immediately following the effective date of, any Company-initiated registration statement subject to Section 2.6 below, provided, that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;

(5) After the Company has effected two (2) such registrations pursuant to this Section 2.5(a), and such registrations have been declared or ordered effective;

(6) If the Initiating Holders may dispose of shares of Registrable Securities pursuant to a registration statement on Form S-3 under the Securities Act as in effect on the date hereof or any successor form under the Securities Act (“Form S-3”) pursuant to a request made under Section 2.7 hereof; or

(7) In the event the Initiating Holders have requested a registration to be effected in a jurisdiction other than the United States, to the extent the Board determines in its sole discretion that such registration would impose materially more burdensome or costly obligations on the part of the Company as compared to those to which the Company would be subject if the request was for a registration to be effected in the United States.

(b) Underwriting. In the event that a registration pursuant to Section 2.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.5(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.5 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 2.5, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the reasonable approval of the Company. Notwithstanding any other provision of this Section 2.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated, among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement, provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all securities that are not Registrable Securities are first entirely excluded from the underwriting and registration. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder shall be excluded therefrom by written notice to the Holder from the Company. The Registrable Securities and/or other securities so excluded shall also be excluded from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

(c) Board Approval. Any decision by the Company to effect a registered public offering of the Company’s securities in a jurisdiction outside of the United States shall be made with the approval of the Board.

2.6 Company Registration.

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit or similar plans, (ii) a registration relating solely to a Rule 145 transaction, (iii) a registration on any form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the Registrable Securities, or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) use all commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.6(a)(i). In such event the right of any Holder to registration pursuant to this Section 2.6 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit on a pro rata basis the number of Registrable Securities to be included in such registration and underwriting, provided, that there shall first be excluded from such registration all securities that are not Registrable Securities. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration. Notwithstanding the foregoing, if such offering is a Qualified Offering, any or all of the Registrable Securities of the Holders may be excluded in accordance with this Section 2.6(b), provided that any and all securities of the Company to be sold by other selling stockholders are also excluded. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holder at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. For purposes of apportionment hereunder, any selling stockholder that is a Holder of Registrable Securities, together with (i) any partner or retired partner of such Holder (if a partnership), or any member or retired member of such Holder (if a limited liability company), (ii) any entity or fund (United States based or non-United States based) which controls, is controlled by or is under common control with such Holder, and (iii) any family member or trust for the benefit of such Holder (if an individual), shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals. If any Holder or holder disapproves of the terms of any such underwriting, such Holder shall be excluded therefrom by written notice to the Holder from the Company. Any securities excluded from such underwriting shall be excluded from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. Registration Expenses of such withdrawn registration shall be borne by the Company.

2.7 Registration on Form S-3.

(a) If any Holder or Holders (“S-3 Initiating Holders”) request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities for which the reasonably anticipated aggregate price to the public would exceed US$3,000,000.00 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request, provided, however, that the Company shall not be required to effect more than two (2) registrations pursuant to this Section 2.7 in any twelve (12) month period. The Company shall inform other Holders of the proposed registration and offer them the opportunity to participate. The substantive provisions of Section 2.5(b) shall be applicable to each registration initiated under this Section 2.7.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or (ii) during the six (6) month period following the effective date of any registration statement pertaining to any underwritten registration of securities of the Company in which Holders have piggyback registration rights under Section 2.6 (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan).

2.8 Expenses of Registration.

All Registration Expenses shall be borne by the Company, provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.5 hereof if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.5 hereof, provided, further, however, that if the requested registration is withdrawn and at the time of such withdrawal the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses or to forfeit their right to one demand registration and shall retain their rights pursuant to Section 2.5 hereof. All Selling Expenses incurred in connection with all registrations pursuant to Sections 2.5, 2.6 and 2.7 hereof shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

2.9 Registration Procedures.

In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will use its commercially reasonable efforts to:

(a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for ninety (90) days or until the distribution described in the Registration Statement has been completed, whichever is shorter;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(d) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering pursuant to Sections 2.5 and 2.7 hereof, enter into and perform its obligation under an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

2.10 Indemnification.

(a) The Company will indemnify and hold harmless each Holder, each of its officers, directors, trustees and partners and any underwriter (as defined in the Securities Act) for such Holder, and each person controlling such Holder or underwriter within the meaning of Section 15 of the Securities Act (each an “Indemnified Person”), with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act or any other federal, state or foreign securities law or any rule or regulation promulgated thereunder applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Indemnified Person and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable to any specific Indemnified Person in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to the Company by such Indemnified Person for use therein. The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus is filed with the Commission pursuant to Rule 424(b) of the Securities Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Holder if a copy of the Final Prospectus was timely furnished to the party seeking indemnification and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act. It is agreed that the indemnity agreement contained in this Section 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, trustees, directors, partners, legal counsel, accountants and any underwriter (as defined in the Securities Act) for such Holder and each person controlling such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such other Holders, such directors, officers, trustees, persons, partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the

Company provided for use therein, provided, however, that the indemnity agreement contained in this Section 2.10(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the proceeds of the shares sold by such Holder in the applicable registration out of which the claims arises, less any applicable underwriting discounts and commissions, except in the case of willful fraud by such Holder.

(c) Each party entitled to indemnification under this Section 2.10 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party shall have the option to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, provided, however, that an Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would, in the reasonable judgment of the Board, be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding and, provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.10 except to the extent such failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and, provided, further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No claim may be settled without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations, provided, that in no event shall any contribution by a Holder under this Subsection 2.10(d) exceed the net proceeds from the public offering received by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

2.11 Information by Holder.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

2.12 Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act.

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) So long as the Investor owns any Restricted Securities, to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public in the United States), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

2.13 Transfer of Registration Rights.

The rights to cause the Company to register Registrable Securities under Sections 2.5, 2.6 and 2.7 may be assigned by a Holder to a transferee or assignee of such securities that (i) after such assignment, holds at least 600,000 shares of Registrable Securities (as appropriately adjusted for Recapitalizations), (ii) is a partner or retired partner of such Holder (if a partnership), or a member or retired member of such Holder (if a limited liability company), (iii) is an entity or fund (United States based or non-United States based) which controls, is controlled by or is under common control with such Holder, or (iv) is a family member or trust for the benefit of such Holder (if an individual), provided in each case that: (A) such transfer may otherwise be effected in accordance with applicable securities laws, (B) the Company is given prompt notice of the transfer, and (C) such assignee or transferee agrees to be bound by the terms of this Agreement.

2.14 Standoff Agreement.

In connection with the IPO, each Investor shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by such Investor (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, during the one hundred eighty (180) day period following the effective date of the IPO (or such other period, not to exceed 18 days after the expiration of the 180-day period) as may be requested by the Company or the managing underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) (the “Standoff Period”), provided, that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s outstanding voting securities enter into similar agreements (the “Market Standoff”). Notwithstanding the foregoing, if the Company or the underwriter shall release from the terms of the foregoing Market Standoff or such agreements any Common Stock (or other securities) (any such amount released, the “Released Amount”), the Company shall immediately so notify all other Holders in writing and each such Holder shall automatically be released from the Market Standoff provided for in this Section 2.14 that amount of such Holder’s Common Stock (or other securities) subject thereto equal to such Holder’s pro rata share of the Released Amount, determined according to the amount of Registrable Securities held by such Holder (the “Market Standoff Release”). The Company shall use commercially reasonable efforts to require the underwriters to provide for the foregoing Market Standoff provision in any market standoff agreement between the stockholders of the Company and the underwriters. Each Investor agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The foregoing provisions of this Section 2.14 shall apply only to the IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 2.14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.15 Delay.

If the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify or comply under Sections 2.5 or 2.7 shall be deferred for a period not to exceed one hundred twenty (120) days from the date of receipt of the written request from the Initiating Holders or S-3 Initiating Holders (as the case may be), provided, however, that the Company may not exercise its rights under this Section 2.15 more than once in a twelve-month period.

2.16 No Injunction.

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.17 Limitation on Subsequent Registration Rights.

The Company shall not, without the prior written consent of the Holders holding a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to have registration rights of such securities that are senior to the registration rights of the Holders as set forth in this Section 2.

2.18 Termination.

The Company shall have no obligations pursuant to Sections 2.5 through 2.7 with respect to: (i) any request for registration made by any Holder after the earlier of (A) five (5) years after the closing of the IPO or (B) the effectiveness of a Liquidation Event or (ii) Registrable Securities proposed to be sold by a particular Holder in a registration pursuant to Section 2.5, 2.6 or 2.7, if, in the opinion of counsel to the Company all Registrable Securities held by such Holder (including aggregations of stock under Rule 144) can be sold in any three-month period without registration in compliance with Rule 144.

3. Right of First Offer.

3.1 Right of First Offer.

Subject to the terms and conditions specified in this Section 3.1, the Company hereby grants to each Eligible Investor a right of first offer to purchase its Pro Rata Share (as hereinafter defined) (in whole or in part) with respect to future sales by the Company of New Securities (as hereinafter defined). The rights provided in this Section 3.1 may not be assigned or transferred; provided, that an Eligible Investor shall be entitled to apportion the right of first offer hereby granted to it among itself, its partners, its retired partners, its members, its retired members, any entity or fund which controls, is controlled by or under common control with such Eligible Investor, and any immediate family member or trust of such Eligible Investor, in such proportions as such Eligible Investor shall deem appropriate.

For purposes of this Section 3.1, an Eligible Investor’s “Pro Rata Share” shall mean that number of New Securities that equals the total number of such New Securities to be sold by the Company, multiplied by the ratio that (i) the number of shares of Common Stock issuable or issued upon conversion of the Preferred Stock held by such Eligible Investor immediately prior to the issuance of New Securities bears to (ii) the total number of shares of Common Stock of the Company outstanding immediately prior to the issuance of New Securities (assuming full conversion and exercise of all convertible or exercisable securities, whether vested or unvested, then outstanding).

Subject to Section 3.1(d), each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its shares (“New Securities”), the Company shall first make an offering of such New Securities to each Eligible Investor in accordance with the following provisions:

(a) The Company shall deliver a written notice (“Notice”) pursuant to Section 4.7 hereof to each of the Eligible Investors stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and a summary of the terms, if any, upon which it proposes to offer such New Securities.

(b) (i) By written notification received by the Company within fifteen (15) business days after delivery of the Notice (the “Refusal Period”), each Eligible Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to its Pro Rata Share of such New Securities.

(ii) In the event that any Eligible Investor elects not to purchase its full Pro Rata Share of the New Securities available to it pursuant to Section 3.1(b)(i) above within the Refusal Period, then the Company shall promptly give written notice (the “Overallotment Notice”) to each of the Eligible Investors that has elected to purchase its full Pro Rata Share (the “Fully Participating Eligible Investors”), which notice shall set forth the number of New Securities not purchased by the other Eligible Investors (such shares, the “Overallotment New Securities”), and shall offer the Fully Participating Eligible Investors the right to purchase its pro rata share of the Overallotment New Securities. By written notification received by the Company within five (5) business days after delivery of the Overallotment Notice, each Fully Participating Eligible Investor may elect to purchase or obtain at the price and terms specified in the Notice, up to its pro rata share of the Overallotment New Securities. For purposes of this Section 3(b)(ii), each Fully Participating Eligible Investor’s pro rata share shall be the number of Overallotment New Securities multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (assuming conversion of all securities then outstanding that are convertible into Common Stock) owned by such Fully Participating Eligible Investor on the date of the Notice and the denominator of which shall be the total number of shares of Common Stock (assuming conversion of all securities then outstanding that are convertible into Common Stock) owned by all Fully Participating Eligible Investors on the date of the Notice.

(c) If all New Securities that the Eligible Investors are entitled to obtain pursuant to subsection 3.1(b) are not elected to be obtained as provided in subsection 3.1(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 3.1(b) hereof, offer the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Eligible Investors in accordance herewith.

(d) Notwithstanding the foregoing, New Securities does not include shares of Series E Shares issued pursuant to the Series E Purchase Agreement or Common Stock, Options (as defined in the Certificate) or Convertible Securities (as defined in the Certificate) issued or issuable (or deemed to be issued or issuable pursuant to Section 4(d)(iii) of the Certificate):

(i) upon conversion of Preferred Stock;

(ii) upon exercise or conversion of Options or arrangements to purchase Common Stock issued from time to time to employees, officers, directors or consultants of the Company pursuant to any plan or agreement approved by the Board;

(iii) pursuant to Recapitalizations;

(iv) upon exercise or conversion of Options, notes or other Convertible Securities outstanding on the date of the Closing;

(v) in a firm commitment underwritten public offering under the Securities Act, or pursuant to the securities laws applicable to an offering in another jurisdiction pursuant to which securities will be listed on an internationally-recognized securities exchange;

(vi) pursuant to any bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, which transaction is approved by the Board and holders of at least a majority of the Preferred Stock then outstanding (voting together as a single class on an as-converted basis);

(vii) in connection with licensing or intellectual property transactions not related to the raising of capital by the Company approved by either (A) the Board including either the affirmative vote or consent of two (2) Preferred Directors (as defined in the Certificate) or (B) the affirmative vote or consent of holders of at least a majority of the then outstanding shares of Preferred Stock (voting together as a single class and on an as-converted basis);

(viii) pursuant to other transactions expressly excluded from this Section 3.1 by the approval of either (A) the Board including either the affirmative vote or consent of two (2) Preferred Directors or (B) the affirmative vote or consent of holders of at least a majority of the then outstanding shares of Preferred Stock (voting together as a single class and on an as-converted basis).

3.2 Termination of Right.

The right of first offer granted hereunder shall expire immediately prior to the first to occur of the following: (i) the closing of the IPO, and (ii) the effectiveness of a Liquidation Event.

4. Miscellaneous

4.1 Term and Termination.

Section 1 shall terminate in accordance with Section 1.9; the registration rights granted pursuant to Section 2 shall terminate in accordance with Section 2.18; and Section 3 shall terminate in accordance with Section 3.2.

4.2 Waivers and Amendments.

With the written consent of the Company and the Investors holding at least a majority of the Registrable Securities then outstanding, the obligations of the Company and the rights of the Investors under this Agreement may be amended and any of its terms may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) and any amendments or waivers so approved shall be binding as to all parties; provided, however, that (i) in no event shall Section 1.8(a) be amended, nor the rights provided thereunder waived, without the written consent of KPCB Holdings, Inc. and (ii) in no event shall Section 1.8(b) be amended, nor the rights provided thereunder waived, without the written consent of Institutional Venture Partners XIII, L.P. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. Upon the effectuation of each such waiver, consent, agreement, amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Preferred Stock, Conversion Stock or Founders’ Stock who have not previously consented thereto in writing. Notwithstanding the foregoing, purchasers of Series E Shares after the date hereof pursuant to the terms of the Series E Purchase Agreement may become parties to this Agreement by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other party.

4.3 Governing Law.

This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed within California without regard to principles of conflicts of laws. Each of the parties hereto irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the Commercial Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Commercial Disputes) (the “Rules”) then in effect of the American Arbitration Association; (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration; and (iii) submits to the exclusive jurisdiction of the American Arbitration Association in the State of California in any such arbitration. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses, provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees.

4.4 Other Remedies; Specific Performance.

Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof as permitted by Rule 43 of the Rules, this being in addition to any other remedy to which they are entitled at law or in equity.

4.5 Successors and Assigns.

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators.

4.6 Entire Agreement.

This Agreement and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

4.7 Notices, etc.

All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or mailed by electronic, registered or certified mail or by overnight courier or otherwise delivered by hand or by messenger, addressed: (i) if to an Investor, at the Investor’s address, as shown on Exhibit A hereto, or at such other address as the Investor shall have furnished to the Company in writing, (ii) if to any other holder of any shares subject to this Agreement at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, or (iii) if to the Company, at the address of its principal corporate offices (attention: Chief Executive Officer), facsimile: (408) 492-9918, or at such other address as the Company shall have furnished to the Investors with a copy to John T. Sheridan, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, facsimile: (650) 493-6811.

Where a notice is sent by mail, service of the notice shall be deemed to be effected by properly addressing, pre-paying and mailing a letter containing the notice, and to have been effected at the expiration of three (3) business days after the letter containing the same is mailed as aforesaid.

Where a notice is sent by overnight courier, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through an internationally recognized express courier service, delivery fees pre-paid, and to have been effected three (3) business days following the day the same is sent as aforesaid. Notwithstanding anything to the contrary in this Agreement, notices sent to the Investors (and their permitted assigns) shall only be delivered by internationally recognized express courier service pursuant to this paragraph.

Where a notice is delivered by facsimile, electronic mail, by hand or by messenger, service of the notice shall be deemed to be effected upon delivery.

4.8 Severability.

If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.9 Information Confidential.

(a) Each Investor will hold in strict confidence and will not disclose, except for purposes of enforcing their rights under and making investment decisions relating to this Agreement, any confidential information about the Company (which shall include, but is not limited to, any information provided to Investors pursuant to Section 1.1 hereof) or its business received from the Company except information (i) which the Company authorizes the Investors to use or disclose, (ii) which is known to the Investors prior to its disclosure by the Company, (iii) which becomes generally known in the industry through no fault of the Investors, (iv) which was independently developed (as evidenced by written records) without any use of the Company’s confidential information, or (v) which Investors are compelled by law to reveal. Any Investor that is a partnership shall be allowed to disclose confidential information received from the Company about the Company or its business to any former or current partner, limited partner, general partner or management company of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Investor or Permitted Disclosee on a confidential basis to the extent necessary to meet its obligations to such recipient and provided such recipient complies with the applicable confidentiality provisions to which such recipient is subject.

(b) Anything in this Agreement to the contrary notwithstanding, no Investor by reason of this Agreement shall have access to any trade secrets or classified information of the Company. The Company shall not be required to comply with any information rights pursuant to Section 1.1 hereof in respect of any Investor whom the Board of Directors reasonably determines in good faith to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor.

4.10 Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

4.11 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

4.12 Delays or Omissions.

It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Investor, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Investor of any breach or default under this Agreement, or any waiver by the Investor of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Investor, shall be cumulative and not alternative.

4.13 Stock Splits.

All references to the number of shares in this Agreement shall be appropriately adjusted to reflect any Recapitalizations, which may be made by the Company after the Closing.

4.14 Aggregation of Stock.

All shares of the Company held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.15 Prior Agreement Superseded. The Company and the Investors who are parties to the Prior Agreement agree that the Prior Agreement is amended, restated and superseded in its entirety to read as set forth herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“THE COMPANY”

AEROHIVE NETWORKS, INC.

By:	/s/ David Flynn
David Flynn Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“INVESTORS”

Institutional Venture Partners XIII, L.P.

By:	Institutional Venture Management XIII LLC
Its:	General Partner

By:	/s/ Melanie Chladek
CFO, Administrative Partner

Address:	3000 Sand Hill Road Building 2, Suite 250 Menlo Park, CA 94025

NEW ENTERPRISE ASSOCIATES 13, LIMITED PARTNERSHIP

By:	NEA Partners 13, Limited Partnership, its general partner

By:	NEA 13 GP, LTD, its general partner

By:	/s/ Krishna Kolluri
Name:	Krishna Kolluri
Title:	General Partner

NEA VENTURES 2011, L.P.

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Vice-President

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“INVESTORS”

NORTHERN LIGHT VENTURE FUND, L.P.

By:	Northern Light Partners, L.P. its General Partner

By:	Northern Light Venture Capital, Ltd. its General Partner

By:	/s/ Jeffrey Lee
Name:	Jeffrey Lee
Title:	Director

NORTHERN LIGHT STRATEGIC FUND, L.P.

By:	Northern Light Partners, L.P. its General Partner

By:	Northern Light Venture Capital, Ltd. its General Partner

By:	/s/ Jeffrey Lee
Name:	Jeffrey Lee
Title:	Director

NORTHERN LIGHT PARTNERS FUND, L.P.

By:	Northern Light Partners, L.P. its General Partner

By:	Northern Light Venture Capital, Ltd. its General Partner

By:	/s/ Jeffrey Lee
Name:	Jeffrey Lee
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“INVESTORS”

LIGHTSPEED VENTURE PARTNERS VII, L.P.

By:	Lightspeed General Partner VII, L.P., its general partner

By:	Lightspeed Ultimate General Partner VII, Ltd., its general partner

	By:	/s/ Christopher J. Schaepe
	Name:	Christopher J. Schaepe
Duly Authorized Signatory

WS INVESTMENT COMPANY, LLC (2006A)

By:	/s/ John T. Sheridan
Name:	John T. Sheridan
Title:	Partner

WS INVESTMENT COMPANY, LLC (2006C)

By:	/s/ John T. Sheridan
Name:	John T. Sheridan
Title:	Partner

KPCB HOLDINGS, INC.

By:	/s/ Susan Biglieri
Name:	Susan Biglieri
Title:	CFO

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“INVESTORS”

DAVID FLYNN

/s/ David Flynn

CHANGMING LIU

/s/ Changming Liu

DAG VENTURES IV-QP, L.P.

By:	DAG Ventures Management IV, LLC its General Partner

	by:	/s/ John Cadeddu
John Cadeddu, Managing Director

DAG VENTURES IV, L.P.

By:	DAG Ventures Management IV, LLC its General Partner

	by:	/s/ John Cadeddu
John Cadeddu, Managing Director

DAG VENTURES IV-A, LLC

By:	DAG Ventures Management IV, LLC its Managing Member

	by:	/s/ John Cadeddu
John Cadeddu, Managing Director

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FOUR RIVERS PARTNERS, LP

By:	/s/ Farouk Ladha
Name:	Farouk Ladha
Title:	Managing Partner

FOUR RIVERS PARTNERS II, LP

By:	/s/ Farouk Ladha
Name:	Farouk Ladha
Title:	Managing Partner

BIG BASIN PARTNERS LP

By:	/s/ Frank J. Marshall
Name:	Frank J. Marshall
Title:	General Partner

Exhibit A

Investors

Name and Address of Investor

Institutional Venture Partners XIII, L.P.

3000 Sand Hill Road, Building 2, Suite 250

Menlo Park, CA 94025

Northern Light Venture Fund, L.P.

c/o Northern Light Venture Capital

2855 Sand Hill Road

Menlo Park, California 94025

Northern Light Strategic Fund, L.P.

c/o Northern Light Venture Capital

2855 Sand Hill Road

Menlo Park, California 94025

Northern Light Partners Fund, L.P.

c/o Northern Light Venture Capital

2855 Sand Hill Road

Menlo Park, California 94025

Lightspeed Venture Partners VII, L.P.

2200 Sand Hill Road

Menlo Park, California 94025

WS Investment Company, LLC (2006A)

650 Page Mill Road

Palo Alto, California 94304

WS Investment Company, LLC (2006C)

650 Page Mill Road

Palo Alto, California 94304

David Flynn

Jian Tong

Shuhua Ge

Changming Liu

Gang Zhu

KPCB Holdings, Inc.

2750 Sand Hill Road

Menlo Park, CA 94025

Lighthouse Capital Partners V, L.P.

500 Drake’s Landing Road

Greenbrae, CA 94904-3011

Lighthouse Capital Partners V, L.P.

500 Drake’s Landing Road

Greenbrae, CA 94904-3011

TriplePoint Capital LLC

2755 Sand Hill Road, Ste. 150

Menlo Park, California 94025

DAG Ventures IV-QP, L.P.

251 Lytton Avenue, Suite 200

Palo Alto, CA 94301

DAG Ventures IV, L.P.

251 Lytton Avenue, Suite 200

Palo Alto, CA 94301

DAG Ventures IV-A, LLC

251 Lytton Avenue, Suite 200

Palo Alto, CA 94301

New Enterprise Associates 13, Limited Partnership

c/o New Enterprise Associates

1954 Greenspring Dr., Ste 600

Timonum, MD 21093

NEA Ventures 2011, L.P.

c/o New Enterprise Associates

1954 Greenspring Dr., Ste 600

Timonum, MD 21093

Four Rivers Partners, LP

c/o Four Rivers Group

180 Pacific Ave.

San Francisco, CA 94111

Four Rivers Partners II, LP

c/o Four Rivers Group

180 Pacific Ave.

San Francisco, CA 94111

Big Basin Partners LP

14510 Big Basin Way

Saratoga, CA 95070

AEROHIVE NETWORKS, INC.

AMENDMENT NUMBER ONE TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment Number One to Fourth Amended and Restated Investors’ Rights Agreement (this “Amendment”) is dated as of June 25, 2013 and amends the Fourth Amended and Restated Investors’ Rights Agreement, dated as of August 23, 2012 (the “Investors’ Rights Agreement”), by and among Aerohive Networks, Inc., a Delaware corporation (the “Company”), and the individuals and entities listed on Exhibit A attached thereto. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Investors’ Rights Agreement.

RECITALS

WHEREAS, on August 23, 2012, the Company issued and sold an aggregate of 5,099,035 shares of the Company’s Series E Preferred Stock (the “Series E Preferred”) at a per share price of US$4.4126, to certain investors (the “Existing Series E Investors”) pursuant to a Series E Preferred Stock Purchase Agreement, dated as of August 23, 2012, between the Company and the Existing Series E Investors;

WHEREAS, the Company desires to permit the issuance and sale of additional shares of Series E Preferred to certain investors (the “2013 Series E Investors”), pursuant to a Series E Preferred Stock Purchase Agreement, dated as of even dated herewith, as may be amended from time to time (the “2013 Purchase Agreement”);

WHEREAS, Section 4.2 of the Investors’ Rights Agreement provides that any term thereof may be amended by the written consent of (i) the Company and (ii) the Investors holding at least a majority of the Registrable Securities then outstanding (the “Requisite Investors”); and

WHEREAS, the Company and the Requisite Investors desire to amend the Investors’ Rights Agreement as set forth herein to amend the definitions of the “Series E Purchase Agreement” and the “Series E Shares” in the Investors’ Rights Agreement.

NOW THEREFORE, in consideration of the foregoing promises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Requisite Investors hereby agree as follows:

AGREEMENT

1. The following definitions in the Investors’ Rights Agreement are hereby amended and restated in their entirety to read as follows:

“Series E Purchase Agreement” shall mean the Series E Preferred Stock Purchase Agreement, dated as of August 23, 2012, and the Series E Preferred Stock Purchase Agreement, dated as of June 25, 2013, each as may be amended from time to time.”

“Series E Shares” shall mean shares of the Company’s Series E Preferred Stock issued pursuant to the Series E Purchase Agreement.”

2. Effectiveness. The provisions of this Amendment shall be effective upon the execution hereof by sufficient parties to amend the Investors’ Rights Agreement.

3. Effect of Amendment. Except as set forth in this Amendment, the provisions of the Investors’ Rights Agreement shall remain unchanged and shall continue in full force and effect.

4. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed within California without regard to principles of conflicts of laws.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

“THE COMPANY”

AEROHIVE NETWORKS, INC.

By:	/s/ David Flynn
David Flynn Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

“INVESTORS”

NORTHERN LIGHT VENTURE FUND, L.P.

By:	Northern Light Partners, L.P. its General Partner

By:	Northern Light Venture Capital, Ltd. its General Partner

By:	/s/ Jeffrey Lee
Name:	Jeffrey Lee
Title:	Director

NORTHERN LIGHT STRATEGIC FUND, L.P.

By:	Northern Light Partners, L.P. its General Partner

By:	Northern Light Venture Capital, Ltd. its General Partner

By:	/s/ Jeffrey Lee
Name:	Jeffrey Lee
Title:	Director

NORTHERN LIGHT PARTNERS FUND, L.P.

By:	Northern Light Partners, L.P. its General Partner

By:	Northern Light Venture Capital, Ltd. its General Partner

By:	/s/ Jeffrey Lee
Name:	Jeffrey Lee
Title:	Director

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

“INVESTORS”

LIGHTSPEED VENTURE PARTNERS VII, L.P.

By:	Lightspeed General Partner VII, L.P., its general partner

By:	Lightspeed Ultimate General Partner VII, Ltd., its general partner

	By:	/s/ Christopher J. Schaepe
	Name:	Christopher J. Schaepe
Duly Authorized Signatory

INSTITUTIONAL VENTURE PARTNERS XIII, L.P.

By:	Institutional Venture Management XIII LLC
Its:	General Partner

By:	/s/ Stephen J. Harrick
Managing Director

Address:	3000 Sand Hill Road Building 2, Suite 250 Menlo Park, CA 94025

DAVID FLYNN

/s/ David Flynn

CHANGMING LIU

/s/ Changming Liu

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

“INVESTORS”

NEW ENTERPRISE ASSOCIATES 13, LIMITED PARTNERSHIP

By:	NEA Partners 13, Limited Partnership, its general partner

By:	NEA 13 GP, LTD, its general partner

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

NEA VENTURES 2011, L.P.

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Vice-President

KPCB HOLDINGS, INC.

By:	/s/ Paul M. Vronsky
Name:	Paul M. Vronksy
Title:	General Counsel

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

“INVESTORS”

DAG VENTURES IV-QP, L.P.

By:	DAG Ventures Management IV, LLC its General Partner

	by:	/s/ John Cadeddu
John Cadeddu, Managing Director

DAG VENTURES IV, L.P.

By:	DAG Ventures Management IV, LLC its General Partner

	by:	/s/ John Cadeddu
John Cadeddu, Managing Director

DAG VENTURES IV-A, LLC

By:	DAG Ventures Management IV, LLC its Managing Member

	by:	/s/ John Cadeddu
John Cadeddu, Managing Director

AEROHIVE NETWORKS, INC.

AMENDMENT NUMBER TWO TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment Number Two to Fourth Amended and Restated Investors’ Rights Agreement (this “Amendment”) is dated as of August 23, 2013, and amends the Fourth Amended and Restated Investors’ Rights Agreement, dated as of August 23, 2012, as amended (the “Investors’ Rights Agreement”), by and among Aerohive Networks, Inc., a Delaware corporation (the “Company”), and the individuals and entities listed on Exhibit A attached thereto. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Investors’ Rights Agreement.

RECITALS

WHEREAS, the Company and the Investors are parties to the Investors’ Rights Agreement. In connection with the execution and delivery of a loan facility (the “Loan Facility”) with TriplePoint Capital, LLC (“TriplePoint”), the Company will issue a warrant (the “Warrant”) to TriplePoint to acquire shares of the Company’s preferred stock (the “Warrant Shares”) pursuant to the terms of the Loan Facility;

WHEREAS, as a condition to entering into the Loan Facility, the Company has agreed to grant TriplePoint certain registration rights with respect to the shares of the Company’s Common Stock issuable upon conversion of the Warrant Shares, and the Investors desire to amend the Investors’ Rights Agreement accordingly;

WHEREAS, Section 4.2 of the Investors’ Rights Agreement provides that any term thereof may be amended by the written consent of (i) the Company and (ii) the Investors holding at least a majority of the Registrable Securities then outstanding (the “Requisite Investors”); and

WHEREAS, the Company and the Requisite Investors desire to amend the Investors’ Rights Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing promises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Requisite Investors hereby agree as follows:

AGREEMENT

1. The definition of “Registrable Securities” in Section 2.2(l) of the Investors’ Rights Agreement is hereby amended and restated in its entirety as follows:

““Registrable Securities” means (i) the Conversion Stock and any Common Stock of the Company issued or issuable in respect of such Conversion Stock upon Recapitalizations, (ii) any Common Stock otherwise issuable with respect to such Conversion Stock of the shares referenced in (i) above, and (iii) for purposes of Section 2 of this Agreement only, shares of Common Stock issued or issuable upon conversion of the shares of preferred stock issued or issuable upon exercise or conversion of the TriplePoint Warrants; provided, however, that shares of Common Stock described in clauses (i), (ii) or (iii) above shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are available for sale in a single sale in the opinion of counsel for the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.”

2. The following new definition is added to Section 2.2 of the Investors’ Rights Agreement:

““TriplePoint Warrants” means (i) the warrant to purchase shares of the Company’s preferred stock, as may be hereafter amended or supplemented from time to time, issued in connection with that certain Loan and Security Agreement, by and between the Company and TriplePoint Capital LLC (“TriplePoint”), dated March 27, 2008, as may be amended and (ii) the warrant to purchase shares of the Company’s preferred stock, as may be hereafter amended or supplemented from time to time, issued in connection with that certain plain english growth capital loan and security agreement, by and between the Company and TriplePoint, dated August 23, 2013, as may be amended.”

3. Section 4.2 of the Investors’ Rights Agreement is hereby amended and restated in its entirety as follows:

“Section 4.2 Waivers and Amendments. With the written consent of the Company and the Investors holding at least a majority of the Registrable Securities then outstanding, the obligations of the Company and the rights of the Investors under this Agreement may be amended and any of its terms may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) and any amendments or waivers so approved shall be binding as to all parties; provided, however, that (i) in no event shall Section 1.8(a) be amended, nor the rights provided thereunder waived, without the written consent of KPCB Holdings, Inc., (ii) in no event shall Section 1.8(b) be amended, nor the rights provided thereunder waived, without the written consent of Institutional Venture Partners XIII, L.P. and (iii) if any amendment or waiver of Section 2 of this Agreement operates in a manner that treats TriplePoint materially different from Investors holding shares of the same series and class of stock as the shares into which the TriplePoint Warrants are convertible, the consent of TriplePoint shall also be required for such amendment or waiver. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. Upon the effectuation of each such waiver, consent, agreement, amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Preferred Stock, Conversion Stock or Founders’ Stock who have not previously consented thereto in writing. Notwithstanding the foregoing, purchasers of Series E Shares after the date hereof pursuant to the terms of the Series E Purchase Agreement may become parties to this Agreement by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other party.”

4. For purposes of the Investors’ Rights Agreement, TriplePoint and any other holder of the Warrant and the preferred stock issuable upon exercise thereof shall be deemed to be the record holder or holders of the Registrable Securities issuable directly or indirectly upon exercise and conversion thereof.

5. Effectiveness. The provisions of this Amendment shall be effective upon the execution hereof by sufficient parties to amend the Investors’ Rights Agreement.

6. Effect of Amendment. Except as set forth in this Amendment, the provisions of the Investors’ Rights Agreement shall remain unchanged and shall continue in full force and effect.

7. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed within California without regard to principles of conflicts of laws.

8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

“THE COMPANY”

AEROHIVE NETWORKS, INC.

By:	/s/ David Flynn
David Flynn
Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

“INVESTORS”

NORTHERN LIGHT VENTURE FUND, L.P.

By:	Northern Light Partners, L.P.
its General Partner

By:	Northern Light Venture Capital, Ltd.
its General Partner

By:	/s/ Jeffrey Lee
Name:	Jeffrey Lee
Title:	Director

NORTHERN LIGHT STRATEGIC FUND, L.P.

By:	Northern Light Partners, L.P.
its General Partner

By:	Northern Light Venture Capital, Ltd.
its General Partner

By:	/s/ Jeffrey Lee
Name:	Jeffrey Lee
Title:	Director

NORTHERN LIGHT PARTNERS FUND, L.P.

By:	Northern Light Partners, L.P.
its General Partner

By:	Northern Light Venture Capital, Ltd.
its General Partner

By:	/s/ Jeffrey Lee
Name:	Jeffrey Lee
Title:	Director

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

“INVESTORS”

WS INVESTMENT COMPANY, LLC (2006A)

By:	/s/ Mark Baudler
Name:	Mark Baudler
Title:	Partner

WS INVESTMENT COMPANY, LLC (2006C)

By:	/s/ Mark Baudler
Name:	Mark Baudler
Title:	Partner

TRIPLEPOINT CAPITAL, LLC

By:	/s/ Sajal Srivastava
Name:	Sajal Srivastava
Title:	COO

LIGHTSPEED VENTURE PARTNERS VII, L.P.

By:	Lightspeed General Partner VII,
L.P., its general partner

By:	Lightspeed Ultimate General Partner
VII, Ltd., its general partner

By:	/s/ Christopher J. Schaepe
Name:	Christopher J. Schaepe
Duly	Authorized Signatory

CHANGMING LIU

/s/ Changming Liu

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

“INVESTORS”

NEW ENTERPRISE ASSOCIATES 13, LIMITED PARTNERSHIP

By:	NEA Partners 13, Limited Partnership,
its general partner

By:	NEA 13 GP, LTD, its general partner

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

NEA VENTURES 2011, L.P.

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Vice President

Institutional Venture Partners XIII, L.P.

By:	Institutional Venture Management XIII LLC
Its:	General Partner

By:	/s/ Stephen J. Harrick
Managing Director

Address:	3000 Sand Hill Road
Building 2, Suite 250
Menlo Park, CA 94025

KPCB HOLDINGS, INC.

By:	/s/ Paul M. Vronsky
Name:	Paul M. Vronsky
Title:	General Counse

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

“INVESTORS”

DAG VENTURES IV-QP, L.P.

By:	DAG Ventures Management IV, LLC
its General Partner

	by:	/s/ John Cadeddu
John Cadeddu, Managing Director

DAG VENTURES IV, L.P.

By:	DAG Ventures Management IV, LLC
its General Partner

	by:	/s/ John Cadeddu
John Cadeddu, Managing Director

DAG VENTURES IV-A, LLC

By:	DAG Ventures Management IV, LLC
its Managing Member

	by:	/s/ John Cadeddu
John Cadeddu, Managing Director